Exhibit 2.2



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 DECORATE, INC.

                                       AND

                                JB Express, INC.

                                       AND

                                GUILDMASTER, INC.

                                       AND

                       JAMES K. PARSONS, ELLEN L. PARSONS
                                AND JON T. BAKER



                              Dated May _____, 2001


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                                TABLE OF CONTENTS



ARTICLE I

THE MERGER
         1.1      Merger ....................................................2
         1.2      Closing .................................................. 2
         1.3      Effective Time.............................................2

ARTICLE II
TERMS OF MERGER
         2.1      Corporate Charter..........................................2
         2.2      By-Laws .................................................. 2
         2.3      Directors..................................................3
         2.4      Officers 3

ARTICLE III
MANNER OF CONVERTING SHARES
         3.1      Conversion of Shares.......................................3
         3.2      Adjustments to Exchange Ratio..............................3
         3.3      Fractional Shares..........................................4
         3.4      Exchange Procedures........................................4
         3.5      Rights of From GuildMaster Shareholders....................4
         3.6      Termination of Exchange Fund...............................4
         3.7      Lost or Destroyed Shares...................................5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GUILDMASTER
AND GUILDMASTER SHAREHOLDERS
         4.1      Organization, Standing, and Power..........................5
         4.2      Subsidiaries...............................................5
         4.3      Capital Structure..........................................5
         4.4      Authority..................................................6
         4.5      Financial Statements.......................................7
         4.6      Authorizations; Compliance With Applicable Laws............7
         4.7      Litigation and Claims......................................9
         4.8      Taxes    ..................................................9
         4.9      Certain Agreements........................................10
         4.10     Benefit Plans.............................................10

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         4.11     Insurance.................................................12
         4.12     Absence of Certain Changes or Events......................12
         4.13     Properties, Leases and Other Agreements...................14
         4.14     Patents, Trademarks and Trade Names.......................14
         4.15     Votes Required............................................15
         4.16     Tax Matters...............................................15
         4.17     Investment Purpose........................................15
         4.18     Conditions of Assets......................................15
         4.19     Inventory.................................................15
         4.20     Accounts Receivable.......................................15
         4.21     Customers.................................................16
         4.22     Full Disclosure...........................................16

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF DECORATE AND JBE
         5.1      Organization, Standing and Power..........................16
         5.2      Subsidiaries..............................................16
         5.3      Capital Structure.........................................16
         5.4      Authority.................................................17
         5.5      Financial Statements......................................18
         5.6      Authorizations; Compliance With Applicable Laws...........18
         5.7      Litigation and Claims.....................................19
         5.8      Taxes.....................................................20
         5.9      Certain Agreements........................................20
         5.10     Benefit Plans.............................................21
         5.11     Insurance.................................................22
         5.12     Absence of Certain Changes or Events......................22
         5.13     Properties, Leases and Other Agreements...................24
         5.14     Patents, Trademarks and Trade Names.......................24
         5.15     Votes Required............................................25
         5.16     Tax Matters...............................................25
         5.17     Conditions of Assets......................................25
         5.18     Inventory.................................................25
         5.19     Accounts Receivable.......................................25
         5.20     Customers.................................................26
         5.21     Full Disclosure...........................................26

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF GUILDMASTER
         6.1      Affirmative Covenants.....................................26
         6.2      Negative Covenants........................................27
         6.3      Access and Information....................................28
         6.4      Update Disclosure; Breaches...............................29
         6.5      Tax Treatment.............................................29

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ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS OF DECORATE AND JBE
         7.1      Affirmative Covenants.....................................29
         7.2      Negative Covenants........................................30
         7.3      Access and Information....................................31
         7.4      Update Disclosure; Breaches...............................32
         7.5      Tax Treatment.............................................32

ARTICLE VIII
ADDITIONAL AGREEMENTS

         8.1      Brokers and Finders.......................................32
         8.2      Additional Agreements; Reasonable Efforts.................32
         8.3      Expenses .................................................33

ARTICLE IX
CONDITIONS PRECEDENT
         9.1      Conditions to Obligations of Decorate and JBE.............33
         9.2      Conditions to Obligations of GuildMaster and
                  GuildMaster Shareholders..................................34

ARTICLE X
TERMINATION
         10.1     Termination and Abandonment...............................35
         10.2     Effect of Termination.....................................36
         10.3     Extension Waiver..........................................36
         10.4     Specific Performance and Other Remedies...................36

ARTICLE XI
INDEMNIFICATION
         11.1     Indemnification by GuildMaster Shareholders...............36
         11.2     Indemnification by Decorate and JBE.......................37
         11.3     Indemnification Procedure.................................37
         11.4     Indemnification Limits....................................37

ARTICLE XII
GENERAL PROVISIONS
         12.1     Survival of Representations, Warranties and Agreements....38
         12.2     Notices ..................................................38
         12.3     Counterparts..............................................38
         12.4     Entire Agreement; No Third Party Beneficiaries............38

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         12.5     Amendment.................................................39
         12.6     Governing Law.............................................39
         12.7     Publicity.................................................39
         12.8     Assignment................................................39
         12.9     Knowledge of the Parties..................................39
         12.10    Confidentiality...........................................39

Exhibit "A"       Form of Articles of Merger
Exhibit "B"       Form of Promissory Note to Jon T. Baker
Exhibit "C"       Form of Employment Agreement of Jon Baker
Exhibit "D"       Form of Employment Agreement of James K. Parsons
Exhibit "E"       Form of Promissory Note to James K. Parsons

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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement"), made and entered into the _______ day of May, 2001, by and among Decorate, Inc., a Missouri corporation ("Decorate"), JB Express, Inc., a Missouri corporation ("JBE"), GuildMaster, Inc., a Missouri corporation ("GuildMaster") (all of said corporations being hereinafter sometimes referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations"), and James K. Parsons, Ellen
L. Parsons and Jon T. Baker (hereinafter sometimes referred to collectively as the "GuildMaster Shareholders").


                              W I T N E S S E T H:

         WHEREAS, Decorate is a corporation duly organized and existing under the laws of the State of Missouri, and has on the date hereof an authorized capital consisting of 1,000,000 shares of common stock, par value of $.01 per share, of which on the date hereof 315,000 shares are issued and outstanding, and which is the successor to Decorize.com, L.L.C., a Missouri limited liability company (and all references to Decorate in this Agreement shall include both Decorate, Inc. and Decorize.com, L.L.C.); and

         WHEREAS, JBE is the wholly owned subsidiary of Decorate, and has on the date hereof an authorized capital stock consisting of 500 shares of common stock, par value $.01 per share, of which on the date hereof 500 shares are issued and outstanding, and are held by Decorate; and

         WHEREAS, GuildMaster is a corporation duly organized and existing under the laws of the State of Missouri, and has on the date hereof an authorized capital consisting of 50,000 shares of common stock, par value of One Dollar ($1.00) per share, of which on the date hereof 50,000 shares are issued and outstanding, and which are held by the GuildMaster Shareholders; and

         WHEREAS, the respective Boards of Directors and shareholders of the Constituent Corporations are of the opinion that the merger (the "Merger"), pursuant to this Agreement, of GuildMaster with and into JBE on the terms and conditions contained herein and in accordance with The General and Business Corporation Law of Missouri (the "Missouri Corporation Law") is in the best interests of the Constituent Corporations and their respective shareholders, and therefore have approved this Agreement and the Merger on the terms and conditions as set forth in this Agreement. At the effective time of the Merger, the outstanding shares of common stock of GuildMaster held by the GuildMaster Shareholders shall be converted into the right to receive shares of common stock of Decorate, promissory notes of Decorate, or a combination thereof, as set forth in this Agreement. As a result, shareholders of GuildMaster shall become shareholders of Decorate, and JBE, as the wholly owned subsidiary of Decorate, shall continue to conduct, under its corporate charter, the business formerly conducted by GuildMaster. The transactions contemplated in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger,

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for federal income tax purposes,  shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the GuildMaster Shareholders and the Constituent Corporations desire to make certain representations, warranties and agreements in connection with the Merger and to set forth the terms and conditions of the Merger;

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement and the Missouri Corporation Law, at the Closing Date (as hereinafter defined), GuildMaster shall be merged with and into JBE (the "Merger"). JBE shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") resulting from the Merger and shall operate under its corporate charter. All of the property, rights, privileges, leases and patents of GuildMaster shall be transferred to and become the property of JBE. The corporate identity and existence of GuildMaster, separate and apart from JBE, shall cease on consummation of the Merger.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Neale & Newman, L.L.P., commencing at 9:00 a.m. (local time) on a date (the "Closing Date") to be specified by the parties, which, unless all parties agree, shall be no later than the business day following the satisfaction or waiver of all conditions to the obligations of the parties to consumate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine.

         1.3 Effective Time. On or as soon as practicable after the Closing Date, articles of merger, in the form as attached hereto as Exhibit "A", and made a part hereof by this reference, shall be prepared and filed in accordance with the Missouri Corporation Law and the Merger shall be effective upon the date of the issuance of a certificate of merger by the Secretary of State of the State of Missouri (said date hereinafter referred to as the "Effective Time" of the Merger).

                                   ARTICLE II
                                 TERMS OF MERGER

         2.1 Corporate Charter. The articles of incorporation of JBE in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation unless otherwise amended or repealed. The name of the Surviving Corporation shall be JB Express, Inc.

         2.2 By-Laws. The By-Laws of JBE in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until otherwise amended or repealed.

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         2.3 Directors.  The directors of JBE in office immediately prior to the
Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-Laws of the Surviving Corporation.

         2.4 Officers. The officers of JBE in office immediately prior to the Effective Time, together with such additional persons as may hereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the By-Laws of the Surviving Corporation.

                                   ARTICLE III
                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of a Constituent Corporation, or the shareholders of a Constituent Corporation, but subject to adjustment as provided herein, the shares of the Constituent Corporations shall be converted and exchanged as follows:

                  (a) Each share of common stock of Decorate issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of common stock of JBE issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of GuildMaster common stock issued and outstanding at the Effective Time shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Decorate, fully paid and nonassessable, and a promissory note from Decorate, as follows:

                           (i) With  respect to 7,500  shares of common stock of
                  GuildMaster held by Jon T. Baker, he shall receive the promissory note of Decorate in the principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Baker Note") (Fifty Dollars ($50.00) per share), in the form as attached hereto as Exhibit "B", and made a part hereof by this reference; and

                           (ii) With  respect to the balance of shares of common
                  stock of GuildMaster held by Jon T. Baker, and with respect to all shares of common stock of GuildMaster held by James K. Parsons and Ellen L. Parsons, said GuildMaster Shareholders shall receive 5.252 shares of common stock of Decorate for each such share of GuildMaster common stock (the "Exchange Ratio").

         3.2 Adjustments to Exchange Ratio. In the event Decorate changes the number of shares of Decorate common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefore (in

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the case of a stock  dividend) or the  effective  date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of GuildMaster common stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Decorate common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of the share of Decorate common stock multiplied by the value of one share of Decorate common stock at the Effective Time. For purposes of this Agreement, the value of one share of Decorate common stock at the Effective Time shall be $9.52 (subject to adjustment as provided in Section 3.2 hereof). No such holder shall be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.4 Exchange Procedures. At the Closing, Decorate shall deposit with Husch & Eppenberger, LLC (the "Exchange Agent"), for the benefit of the GuildMaster Shareholders, the Baker Note, the cash to be paid in lieu of fractional shares, and certificates dated as of the Closing Date representing the shares of Decorate common stock (the "Exchange Fund") to be issued and paid pursuant to Section 3.1 hereof in exchange for the outstanding shares of GuildMaster common stock. As of the Closing Date, Decorate shall cause the Exchange Agent to deliver to each GuildMaster Shareholder (i) a letter of transmittal which will specify that delivery shall be effective, and risk of loss and title to the GuildMaster certificates shall pass, only upon delivery of the GuildMaster certificates to the Exchange Agent and which shall be in such form and have such other provisions as GuildMaster and Decorate may reasonably specify, and (ii) instructions for use in effectuating the surrender of the GuildMaster certificates in exchange for certificates representing shares of Decorate common stock, cash to be paid in lieu of any fractional share, and the Baker Note. Upon surrender of a GuildMaster Shareholder's GuildMaster certificate or certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such GuildMaster certificate(s) shall be entitled to receive in exchange therefore, immediately following said surrender, (1) a certificate representing the applicable number of whole shares of Decorate common stock, and (2) immediately available funds in the amount of the cash to be paid in lieu of a fractional share, and (3) the Baker Note, and the GuildMaster certificate(s) so surrendered shall forthwith be cancelled.

         3.5 Rights of Former GuildMaster Shareholders. At the Effective Time, the stock transfer books of GuildMaster shall be closed as to holders of GuildMaster common stock immediately prior to the Effective Time and no transfer of GuildMaster common stock by any such holder shall thereafter be made or recognized. Until surrendered in exchange in accordance with the provisions of
Section 3.4 hereof, each certificate theretofore representing shares of GuildMaster common stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 hereof in exchange therefore.

         3.6 Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the GuildMaster Shareholders for twelve (12) months after the Closing Date shall be paid to Decorate. Any shareholders of GuildMaster who have not theretofore complied with this Article III shall thereafter look only

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to Decorate for payment of their shares of Decorate common stock, the Baker Note and cash in lieu of any fractional share of Decorate common stock, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor Decorate shall be liable to any former holder of shares of GuildMaster common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         3.7 Lost or Destroyed Certificates. In the event any GuildMaster certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such GuildMaster certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the execution and delivery of an indemnity agreement whereby said person shall agree to indemnify the Exchange Agent and Decorate against any claim that may be made against it with respect to such GuildMaster certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed GuildMaster certificate the shares of Decorate common stock and other consideration in an amount as determined in accordance with Section 3.1 hereof, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF GUILDMASTER
                          AND GUILDMASTER SHAREHOLDERS

         GuildMaster  and  the  GuildMaster   Shareholders  hereby  jointly  and
severally represent and warrant to Decorate and JBE as follows:

         4.1 Organization, Standing, and Power. GuildMaster is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Copies of the articles of incorporation and by-laws of GuildMaster, as certified by the secretary of GuildMaster, have heretofore been delivered to Decorate, and are complete and correct as of the date of this Agreement. GuildMaster is duly qualified to transact business, and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of GuildMaster taken as a whole (a "GuildMaster Material adverse Effect").

         4.2 Subsidiaries. GuildMaster has no subsidiaries.

         4.3 Capital Structure.

                  (a) As of the date hereof, the authorized capital stock of GuildMaster consists of 50,000 shares of common stock, par value One Dollar ($1.00) per share.

                  (b) As of the date hereof, 50,000 shares of common stock of GuildMaster are issued and outstanding, and no shares of common stock are held in treasury. All shares of common stock of GuildMaster are held by the GuildMaster Shareholders.

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

                  (c) Except as set forth in the GuildMaster Disclosure Letter (which is a letter delivered by GuildMaster to Decorate concurrently with this Agreement, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), as of the date hereof, GuildMaster has not issued any outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of GuildMaster capital stock are validly issued, fully paid and non-assessable and not subject to or issued in violation of any preemptive rights, and there are no options, warrants, calls, rights, or agreements of any character whatsoever to which GuildMaster is a party or by which it is bound obligating GuildMaster to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or Voting Debt or obligating GuildMaster to grant, extend or enter into any such option, warrant, call, right, or agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating GuildMaster to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or Voting Debt or obligating GuildMaster to grant, extend or enter into any such option, warrant, call, right or agreement.

                  (d) GuildMaster has not purchased, redeemed, cancelled or otherwise acquired any of its capital stock or Voting Debt during the two (2) years preceding the date hereof, and there are no obligations, contingent or otherwise, of GuildMaster to repurchase, redeem or otherwise acquire any shares of its capital stock or Voting Debt.

         4.4 Authority.

                  (a) GuildMaster has all requisite corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of GuildMaster. This Agreement has been duly executed and delivered by GuildMaster, and constitutes a valid and binding obligation of GuildMaster and the GuildMaster Shareholders enforceable in accordance with its terms, subject to compliance with the provisions of the Missouri Corporation Law.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to the provisions of (i) the articles of incorporation or by-laws of GuildMaster, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, GuildMaster Benefit Plan (as hereinafter defined) or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree,

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

         statute, law, ordinance, rule or regulation applicable to GuildMaster, or its properties or assets, which Violation would have a GuildMaster Material Adverse Effect.

                  (c) Other than in connection with or in compliance with the provisions of the Missouri Corporation Law or as listed in the GuildMaster Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person is required on the part of GuildMaster in connection with the execution and delivery of this Agreement or the consummation by GuildMaster of the transactions contemplated hereby.

         4.5 Financial Statements.

                  (a) The statement of financial condition of GuildMaster as of December 31, 2000, and the related statements of income, cash flow and shareholder's equity for the period ending December 31, 2000 (the
         "GuildMaster   Latest  Statement  Date"),  in  the  form  prepared  for
         GuildMaster's internal use, copies which have been furnished by GuildMaster to Decorate, and the statement of financial condition of GuildMaster, as of March 31, 2001, and the related statements of income, cash flow and shareholder's equity for the three (3) months then ended, in the form prepared for GuildMaster's internal use, copies of which have been furnished by GuildMaster to Decorate (collectively the "GuildMaster Financial Statements") have been prepared in accordance with generally accepted accounting principles as utilized in the GuildMaster Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial position of GuildMaster, at the dates and results of operations, changes in shareholder's equity and cash flows for the periods stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal reoccurring items, which management of GuildMaster believes necessary for a fair presentation of such financial information, have been made, none of which will have a GuildMaster Material Adverse Effect.

                  (b) Except as and to the extent set forth in the statement of financial condition of GuildMaster as of March 31, 2001, or in the notes thereto, GuildMaster has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a statement of financial condition, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since the GuildMaster Latest Statement Date that would not, individually or in the aggregate, have a GuildMaster Material Adverse Effect. Except as set forth in the GuildMaster Disclosure Letter, GuildMaster has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a GuildMaster Material Adverse Effect.

         4.6 Authorizations; Compliance With Applicable Laws.

                  (a) GuildMaster holds all authorizations, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operations of its business (the "GuildMaster Permits"). All such GuildMaster Permits are in full force and effect as of the Closing Date, and GuildMaster is in compliance with the terms of the GuildMaster Permits, except where the failure to so comply could not reasonably be expected to have a GuildMaster Material Adverse Effect. Except as disclosed in the GuildMaster Disclosure Letter, the business of GuildMaster is not now and has not been, conducted in violation of any domestic (federal, state or local) law, statute, ordinance or regulation of any governmental entity (collectively "Laws") except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a GuildMaster Material Adverse Effect. Except as set forth in the GuildMaster Disclosure Letter, as of the date hereof, no investigation or review by any governmental entity with respect to GuildMaster is pending or, to the knowledge of GuildMaster, threatened, nor has any governmental entity indicated an intention to conduct the same.

                  (b) The GuildMaster Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by GuildMaster on the date of this Agreement (collectively, the "GuildMaster Property"). Except as set forth in the GuildMaster Disclosure Letter, to the knowledge of GuildMaster, none of the GuildMaster Property owned or leased by GuildMaster for use in the operation of its business is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to operation of any properties used, including, without limitation, applicable federal, state and local laws, rules and regulations relating to the environment or to human health and safety associated with the environment (collectively "Environmental Laws"), other than violations that, in the aggregate, would not have a GuildMaster Material Adverse Effect; and GuildMaster has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any GuildMaster Property. Except as set forth in the GuildMaster Disclosure Letter, to the knowledge of GuildMaster, no Toxic Substances (as defined below) have been deposited or disposed in, on or under any GuildMaster Property during the period in which GuildMaster has owned, occupied, managed, controlled or operated such properties, except to the extent the same would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, to GuildMaster's knowledge, no portion of the GuildMaster Property has ever been used as a dump or gasoline service station by any person, including past owners, occupants and operators of such properties. To the knowledge of GuildMaster, there are no underground or aboveground storage tanks (whether or not currently in use) located on or under the GuildMaster Property, and no underground tank previously located on the GuildMaster Property has been removed therefrom. To the knowledge of GuildMaster, there are no conditions or circumstances in connection with the GuildMaster Property that could reasonably be anticipated to (i) cause any GuildMaster Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental laws, or (ii) materially reduce the value of any

         GuildMaster Property. To the knowledge of GuildMaster, GuildMaster has not been identified as a potentially responsible party in a matter arising under any Environmental Laws. For purposes of this Agreement,
         (1)  "Toxic   Substances"  shall  mean  petroleum  or  petroleum  based
         substance or waste, solid waste, PCBs, pesticides, herbicides, lead, radioactive materials, asbestos or asbestos containing materials, ureaformaldehyde foam installation, or substances defined as "hazardous substances" or "toxic substances" in any Environmental Laws, and (2) materials will be considered to be deposited or disposed in, on or under any real property if such materials have been stored, treated, recycled, used or accidentally or intentionally spilled, released, dumped, emitted, or otherwise placed, deposited or disposed of, or used in any construction, in, on or under such property.

         4.7 Litigation and Claims. Except as disclosed in the GuildMaster Disclosure Letter:

                  (a) GuildMaster is not subject to any continuing order of, or written agreement or memorandum or understanding with any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator; and

                  (b) There is no action, suit, litigation, proceeding or arbitration against or affecting GuildMaster, or to the knowledge of GuildMaster or the GuildMaster Shareholders, any directors, officers, employees or agents of GuildMaster (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of GuildMaster or the GuildMaster Shareholders, threatened, which would, if adversely determined, have a GuildMaster Material Adverse Effect or, to the knowledge of GuildMaster or the GuildMaster Shareholders, any basis therefore.

         4.8 Taxes. GuildMaster has filed all tax returns required to be filed by it, all such returns are true and correct in all material respects and reflect all amounts due with respect to the periods indicated, and GuildMaster has paid or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, except to the extent such nonpayment did not result in a GuildMaster Material Adverse Effect. The GuildMaster Disclosure Letter sets forth, as of the date hereof, the following information with respect to GuildMaster:

                  (a) Whether there is an examination pending by the Internal Revenue Service ("IRS") with respect to GuildMaster and, if so, the tax years involved,

                  (b) Whether GuildMaster has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and if so, the tax years covered by such agreement and the expiration of such extension, and

                  (c) Whether there are any existing material disputes as to state or local taxes.

                  There are no liens for taxes upon the assets of GuildMaster, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on GuildMaster's books in accordance with generally accepted accounting principles. Except as disclosed in the GuildMaster Disclosure Letter, GuildMaster is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against it. For purposes of this Agreement, the term "tax" shall include all federal, state and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. GuildMaster has withheld from its employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

         4.9 Certain Agreements. Except as disclosed in the GuildMaster Disclosure Letter, and except for this Agreement, GuildMaster is not a party to any oral or written (i) consulting or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance benefit,
(ii) union or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock option or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) contract, agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) (other than contracts entered into in the ordinary course of business,), (v) contract containing covenants which limit the liability of GuildMaster to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, GuildMaster may carry on its business, (vi) any contract, agreement or other instrument or undertaking which is not terminable by GuildMaster without additional payment or penalty within sixty (60) days and obligates GuildMaster for payments or other consideration for a value in excess of $10,000.00, or
(vii) other executory material agreement. Except as set forth in the GuildMaster Disclosure Letter, GuildMaster is not in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to GuildMaster or its properties or assets, except for any such Violations that would not, individually or in the aggregate, have a GuildMaster Material Adverse Effect, and neither GuildMaster nor the GuildMaster Shareholders have knowledge of (i) events that with notice or the passage of time would constitute a Violation, (ii) a Violation of any third party, or (iii) intent of any third party to terminate.

         4.10 Benefit Plans.

                  (a) The GuildMaster Disclosure Letter lists (i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option, fringe benefit and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, (iii) each health, welfare, disability, vacation, leave, perquisite or executive plan, program, policy or practice, and (iv) every other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively "GuildMaster Benefit Plans"), which GuildMaster maintains or to which GuildMaster contributes on behalf of current or former employees. Except as disclosed in the GuildMaster Disclosure Letter, to the knowledge of GuildMaster, all of the GuildMaster Benefit Plans listed in the GuildMaster Disclosure Letter comply with all applicable requirements of the Internal Revenue Code, ERISA and all other applicable federal and state laws and regulations, including, without limitation, the reporting and disclosure requirements of ERISA. Each of the GuildMaster Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Code ss.401(a), has been determined by the IRS to so qualify under Code ss.401(a), and, except as disclosed in the GuildMaster Disclosure Letter, to the knowledge of GuildMaster, there exists no circumstances that would adversely affect the qualified status of any GuildMaster Benefit Plan under that Section. Except as set forth in the GuildMaster Disclosure Letter, there is no pending or, to the knowledge of GuildMaster, threatened litigation, governmental proceeding or investigation against or relating to any GuildMaster Benefit Plan, and to the knowledge of GuildMaster there is no reasonable basis for any material proceedings, claims, actions or proceedings against GuildMaster, any GuildMaster Benefit Plan, or any fiduciary of any GuildMaster Benefit Plan. Except as set forth in the GuildMaster Disclosure Letter, neither GuildMaster nor any party in interest (as defined in Section 3(14) of ERISA and Code ss.4975(e)) nor any GuildMaster Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Code ss.4975(c)) since the date on which said Sections became applicable to such Plan, and no GuildMaster Benefit Plan has engaged in a transaction involving the purchase or sale of employer securities by such Plan from or to a "disqualified person" (within the meaning of Code ss.4975), other than pursuant to an exemption provided therein. All GuildMaster Benefit Plans that are group health plans, within the meaning of Code ss.4980B or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Code ss.4980B and Section 601 of ERISA to the extent such requirements are applicable.

                  (b) There has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any GuildMaster Benefit Plan that is not reflected in the text of such GuildMaster Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose employees are covered by such GuildMaster Benefit Plan. Except as expressly provided by applicable law or the terms of a GuildMaster Benefit Plan, no condition exists that would prevent the amendment or termination of any GuildMaster Benefit Plan with respect to any employee.

                  (c) GuildMaster has delivered to Decorate copies of (i) each GuildMaster Benefit Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each GuildMaster Benefit Plan for which they are required, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any GuildMaster Benefit Plan,
         (iv) the most recent Annual Reports (Form 5500 Series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each GuildMaster Benefit Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each GuildMaster Benefit Plan that is intended to qualify under Code ss.401, (vi) the most recent available financial statements for each GuildMaster Benefit Plan that has assets, and (vii) the most recent audited financial statements for each GuildMaster Benefit Plan for which audited financial statements are required by ERISA.

                  (d) The GuildMaster Disclosure Letter describes any obligation that GuildMaster has to provide health and welfare benefits to retirees or other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Code ss.4980B) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

         4.11 Insurance. GuildMaster is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as, to the knowledge of GuildMaster, companies engaged in the similar business would, in accordance with good business practice, customarily be insured. GuildMaster does not have any liability for material unpaid premiums or premium adjustments not properly reflected on the GuildMaster Financial Statements and no notice of cancellation or termination has been received by GuildMaster with respect to any material insurance policy currently in effect. Within the last five years, except as disclosed in the GuildMaster Disclosure Letter, GuildMaster has not been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

         4.12 Absence of Certain Changes or Events. Except as disclosed in the GuildMaster Disclosure Letter, and except as contemplated by this Agreement, from and after January 1, 2001 through the date of this Agreement:

                  (a) GuildMaster has carried on its business in the ordinary and usual course consistent with past practices;

                  (b) GuildMaster has not amended its articles of incorporation;

                  (c) GuildMaster has not issued or sold any of its capital stock, or issued or sold any corporate debt securities or otherwise incurred debt which would be classified as long term debt on its balance sheet;

                  (d) GuildMaster has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

                  (e) GuildMaster has not declared, set aside, or paid a dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

                  (f) GuildMaster has not (i) incurred any material obligations or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or (ii) mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties;

                  (g) GuildMaster has not discharged or set aside any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

                  (h) GuildMaster has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets;

                  (i) GuildMaster has not increased the rate of compensation of, or paid any bonus to, any of its directors or officers, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract not heretofore provided to Decorate and JBE; adopted, entered into, terminated, amended or modified any GuildMaster Benefit Plan in respect of any of its present or former directors, officers or other employees; or agreed to any of the foregoing;

                  (j) GuildMaster has not suffered any material damage, destruction or loss as a result of fire, accident, casualty, labor trouble, or taking of property by any government or any agency of any government, flood, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance;

                  (k) GuildMaster has not cancelled or compromised any debt to the extent exceeding $10,000.00 owed to GuildMaster or claim to an extent exceeding $10,000.00 asserted by GuildMaster;

                  (l) GuildMaster has not entered, or agreed to enter, into any agreement or arrangement granting any right of refusal or other preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such material assets, properties or rights;

                  (m) There has not been any other transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a GuildMaster Material Adverse Effect; and

                  (n) There has not been any change in the method of accounting or accounting practices of GuildMaster, except as may be required by generally accepted accounting principles. Except as set forth in the GuildMaster Disclosure Letter, GuildMaster has no knowledge of the announced or anticipated resignation of any executive officer or key employee of GuildMaster. From and after the date of the latest GuildMaster Financial Statement, through the date of this Agreement, no customers of GuildMaster have indicated to GuildMaster that they will stop or decrease the rate of business done with GuildMaster (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a GuildMaster Material Adverse Effect.

         4.13 Properties, Leases and Other Agreements. Except (i) as may be reflected in the GuildMaster Financial Statements, (ii) for any lien for current taxes not yet delinquent, and (iii) for such other liens, security interests, claims, charges, options or other encumbrances or imperfections of title which do not materially affect the value of personal or real property reflected in the GuildMaster Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, GuildMaster has good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the GuildMaster Financial Statements, and all real and personal property acquired since the date of such Statements, except such real and personal property as has been disposed of in the ordinary course of business. The GuildMaster Disclosure Letter lists all acquisitions or dispositions of capital assets planned as of the date of this Agreement by GuildMaster, other than individual transactions with a value not in excess of $10,000.00 each. Substantially all of GuildMaster's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. The GuildMaster Disclosure Letter contains a brief description, including terms, of each lease for real or personal property to which GuildMaster is a party. GuildMaster, as lessee, has a valid and existing leasehold interest under each of such leases, true and correct copies of which GuildMaster has delivered to Decorate and JBE. There is not, under any of such leases relating to real property or any other material leases, any material existing default by GuildMaster, or, to the knowledge of GuildMaster, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default. GuildMaster owns, or has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (tangible and intangible) that are used or required for use in the operation of the business as currently conducted.

         4.14 Patents, Trademarks and Trade Names. The GuildMaster Disclosure Letter sets forth a correct and complete list of (i) all patents, trademarks, trade names and registered copyrights owned by GuildMaster which are material to its business taken as a whole (collectively, the "GuildMaster Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by GuildMaster in its business which are material to its business taken as a whole and are used pursuant to a license or other right granted by a third party (collectively the "GuildMaster Licensed Intellectual Property", and together with the GuildMaster Proprietary Intellectual Property herein referred to as the "GuildMaster Intellectual Property"). GuildMaster owns or has the right to use pursuant to valid and effective agreements, all GuildMaster Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims are pending or, to the best knowledge of GuildMaster, threatened against GuildMaster by any person with respect to the use of any GuildMaster Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same. The current use by GuildMaster of the GuildMaster Intellectual Property does not infringe on the rights of any person, except for such infringements which in the aggregate could not reasonably be expected to have a material adverse effect upon GuildMaster's ownership or use of the GuildMaster Intellectual Property. There are no pending claims or charges brought by GuildMaster against any person with respect to the use of any GuildMaster Intellectual Property or the enforcement of any of GuildMaster's rights relating to the GuildMaster Intellectual Property.

         4.15 Votes Required. The execution of this Agreement by the GuildMaster Shareholders is the only vote of the holders of any class of GuildMaster capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         4.16 Tax Matters. GuildMaster, to its knowledge, has not taken or agreed to take any action which would prevent the Merger from qualifying as one or more reorganizations under Codess.368(a)(1).

         4.17 Investment Purpose. The GuildMaster Shareholders are acquiring shares of Decorate for their own account for investment and without any view to any distribution thereof. The GuildMaster Shareholders understand that they must bear the economic risk of their investment in the Decorate shares for an indefinite period of time as the shares cannot be sold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. The GuildMaster Shareholders have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in Decorate common stock, and are capable of bearing the economic risks of such investment. At Closing the GuildMaster Shareholders shall execute and deliver investment letters in a form acceptable to Decorate.

         4.18 Condition of Assets. The improvements, equipment, furniture, fixtures, inventory and tangible personal property owned, leased or held by GuildMaster for use in its business and operations are in the aggregate in such condition and repair as are consistent with and suitable for their present uses and there are no defects in of the assets used in the business and operations of GuildMaster which individually or in the aggregate would have, or could reasonably be expected to have, a GuildMaster Material Adverse Effect.

         4.19 Inventory. All inventories of GuildMaster are of good, useable and merchantable quality in all material respects and, except as set forth in the GuildMaster Disclosure Letter, do not include obsolete or discontinued items. All inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business.

         4.20 Accounts Receivable. All receivables of GuildMaster (including accounts receivable, loan receivable and advances) which are reflected in the GuildMaster Financial Statements, and all such receivables which shall have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of GuildMaster's business and shall be (or have been) fully collected when due, or in the case of each such account receivable within ninety
(90) days after it arose, without resort to litigation, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with GuildMaster's prior practices as reflected on the GuildMaster Financial Statements.

         4.21 Customers. GuildMaster has not received any notice or has reason to believe that any significant customer of GuildMaster (a) has ceased, or will cease, to use the products, goods or services of GuildMaster, (b) has substantially reduced or will substantially reduce, the use of products, goods or services of GuildMaster, or (c) has sought, or is seeking, to reduce the price it will pay for products, goods or services of GuildMaster, including in each case after the consummation of the transactions contemplated hereby.

         4.22 Full Disclosure. The representation and warranties of GuildMaster and the GuildMaster Shareholders contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to GuildMaster or the GuildMaster Shareholders which has not been disclosed to Decorate pursuant to this Agreement and the GuildMaster Disclosure Letter, all taken as a whole, which would reasonably be expected to have a GuildMaster Material Adverse Effect on the ability of Decorate, JBE or GuildMaster to consummate the transactions contemplated hereby.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF DECORATE AND JBE

         Decorate and JBE hereby represent and warrant to GuildMaster and the GuildMaster Shareholders as follows:

         5.1 Organization, Standing and Power. Decorate and JBE are corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, and have all requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted. Copies of the articles of incorporation and by-laws of Decorate and JBE, as certified by the respective secretaries of Decorate and JBE, have heretofore been delivered to GuildMaster, and are complete and correct as of the date of this Agreement. Decorate and JBE are duly qualified to transact business, and are in good standing as foreign corporations in each jurisdiction where the character of their activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Decorate and JBE taken as a whole (a "Decorate Material Adverse Effect").

         5.2 Subsidiaries. Decorate has no subsidiaries except JBE, which is wholly owned by Decorate.

         5.3 Capital Structure.

                  (a) As of the date hereof, the authorized capital stock of Decorate consists of 1,000,000 shares of common stock, par value $.01 per share, and the authorized capital stock of JBE consists of 500 shares of common stock, par value $.01 per share.

                  (b) As of the date hereof, 315,000 shares of common stock of Decorate are issued and outstanding, and no shares of common stock of Decorate are held in treasury, and 500 shares of JBE are issued and outstanding, and no shares of common stock of JBE are held in treasury..

                  (c) Except as set forth in the Decorate Disclosure Letter (which is a letter delivered by Decorate and JBE to GuildMaster within ten (10) days after the date hereof, the receipt whereof to be acknowledged by GuildMaster, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), as of the date hereof, Decorate and JBE have not issued any outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Decorate and JBE capital stock are validly issued, fully paid and non-assessable and are not subject to or issued in violation of any preemptive rights, and there are no outstanding options, warrants, calls, rights, commitments or agreements of any character whatsoever to which Decorate or JBE is a party or by which it is bound obligating Decorate or JBE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of Decorate or JBE obligating Decorate or JBE to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Decorate common stock to be issued pursuant to or as specifically contemplated by this Agreement will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

                  (d) Neither Decorate nor JBE has purchased, redeemed, cancelled or otherwise acquired any of its capital stock or Voting Debt, except as disclosed in the Decorate Disclosure Letter, and there are no obligations, contingent or otherwise, of Decorate or JBE to repurchase, redeem or otherwise acquire any shares of their capital stock or Voting Debt.

         5.4 Authority.

                  (a) Decorate and JBE have all requisite corporate power and authority to enter into this Agreement and the Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Decorate and JBE. This Agreement has been duly executed and delivered by Decorate and JBE and constitutes valid and binding obligations of Decorate and JBE enforceable in accordance with its terms, subject to compliance with the provisions of the Missouri Corporation Law.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of (i) the articles of incorporation or by-laws of Decorate or JBE, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan maintained by Decorate or JBE or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Decorate or JBE or their respective properties or assets, which Violation would have a Decorate Material Adverse Effect.

                  (c) Other than in connection or in compliance with the provisions of Missouri Corporation Law or as listed in the Decorate Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person is required on the part of Decorate or JBE in connection with the execution and delivery of this Agreement or the consummation by Decorate or JBE of the transactions contemplated hereby.

         5.5 Financial Statements.

                  (a) The balance sheet of Decorate as of December 31, 2000 and the related statements of income, consolidated statements of cash flows and statements of members' or stockholders' equity for the period ended December 31, 2000 (the "Decorate Latest Statement Date"), copies of which have been furnished by Decorate to GuildMaster; and the balance sheet of Decorate as of March 31, 2001 and the related statement of income, statement of cash flows and statement of members' or stockholders' equity for the three (3) months then ended in the form prepared for Decorate's internal use, copies of which have been furnished by Decorate to GuildMaster (collectively, the "Decorate Financial Statements"), have been prepared in accordance with generally accepted accounting principles as utilized in the Decorate Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial condition of Decorate and JBE at the dates, and the results of operations, changes in stockholders' equity and cash flows for the periods, stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, which
         management   of  Decorate  and  JBE  believe   necessary   for  a  fair
         presentation of such financial information, have been made, none of which could reasonably be expected to have a Decorate Material Adverse Effect.

                  (b) Except as and to the extent set forth on the balance sheets of Decorate, as of March 31, 2001, or in the notes thereto, Decorate and JBE have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since the Decorate Latest Statement Date that would not, individually or in the aggregate, have a Decorate Material Adverse Effect. Except as disclosed in the Decorate Disclosure Letter, Decorate and JBE have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a Decorate Material Adverse Effect.

         5.6 Authorizations; Compliance with Applicable Laws.

                  (a) Decorate and JBE hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the business of Decorate and JBE taken as a whole (the "Decorate Permits"). All such Decorate Permits are in full force and effect as of the Closing Date, and Decorate and JBE are in compliance with the terms of the Decorate Permits, except where the failure so to comply could not reasonably be expected to have a Decorate Material Adverse Effect. Except as disclosed in the Decorate Disclosure Letter, the businesses of Decorate and JBE are not being conducted in violation of any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Decorate Material Adverse Effect. Except as set forth in the Decorate Disclosure Letter, as of the date hereof, no investigation or review by a governmental entity with respect to Decorate or JBE that would cause a Decorate Material Adverse Effect is pending or, to the knowledge of Decorate or JBE, threatened, nor has any governmental entity indicated an intention to conduct the same.

                  (b) The Decorate Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by Decorate and JBE (collectively the "Decorate Property"). Except as set forth in the Decorate Disclosure Letter, to Decorate's and JBE's knowledge, none of the Decorate Property owned or leased by them for use in the operation of their business is in violation of any applicable zoning ordinance or other law, regulation or requirements relating to the operation of any properties used, including, without limitation, Environmental Laws, other than violations that, in the aggregate with any other conditions described in this Section 5.6(b), would not have a Decorate Material Adverse Effect; and neither Decorate nor JBE has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any Decorate Property. Except as set forth in the Decorate Disclosure Letter, to the knowledge of Decorate and JBE, no Toxic Substances have been deposited or disposed of in, on or under any Decorate Property during the period in which Decorate or JBE has owned, occupied, managed, controlled or operated such properties, except to the extent the same, in the aggregate with any other conditions described in this Section 5.6(b) would not have a Decorate Material Adverse Effect. Except as set forth in the Decorate Disclosure Letter, to Decorate's and JBE's knowledge, no portion of the Decorate Property has ever been used as a dump or gasoline service station by any person, including past owners, occupants and operators of such properties. To the knowledge of Decorate and JBE, there are no underground or above ground storage tanks (whether or not currently in use) located on or under the Decorate Property, and no underground tanks previously located on the Decorate Property has been removed therefrom. To the knowledge of Decorate and JBE, there are no conditions or circumstances in connection with the Decorate Property that could reasonably be anticipated to (i) cause any Decorate Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Laws; or (ii) materially reduce the value of any Decorate Property. To the knowledge of Decorate and JBE, neither Decorate nor JBE has been identified as a potentially responsible party in a matter arising under any Environmental Laws.

         5.7 Litigation and Claims. Except as disclosed in the Decorate Disclosure Letter, (a) neither Decorate, JBE nor any Decorate Property is subject to any continuing order of, or written agreement or memorandum of understanding with any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, and (b) there is no action, suit, litigation, proceeding or arbitration against or affecting Decorate or JBE, or, to the knowledge of Decorate or JBE, any directors, officers, managers, employees or agents of Decorate or JBE (in their respective capacities as directors, officers, managers, employees or agents) pending or, to the knowledge of Decorate or JBE, threatened, which would, if adversely determined, have a Decorate Material Adverse Effect or, to the knowledge of Decorate or JBE, any basis therefor.

         5.8 Taxes. Decorate and JBE have filed all tax returns required to be filed by them, all such returns are true and correct in all material respects and reflect all amounts due with respect to the periods indicated, and Decorate and JBE have paid or has set up an adequate reserve for the payment of all taxes required to be paid by them, except to the extent which nonpayment did not result in a Decorate Material Adverse Effect. The Decorate Disclosure Letter sets forth, as of the date hereof, the following information with respect to Decorate and JBE:

                  (a) Whether there is an examination pending by the IRS with respect to Decorate or JBE and, if so, the tax years involved;

                  (b) Whether Decorate or JBE has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension; and

                  (c) Whether there are any existing material disputes as to state or local taxes. There are no liens for taxes upon the assets of Decorate or JBE, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on Decorate's or JBE's books in accordance with generally accepted accounting principles. Except as disclosed in the Decorate Disclosure Letter, neither Decorate nor JBE is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against them. Decorate and JBE have withheld from their employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

         5.9 Certain Agreements. Except as disclosed in the Decorate Disclosure Letter, and except for this Agreement and the agreements expressly contemplated hereby, neither Decorate nor JBE is a party to any oral or written (i) consulting or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance benefit, (ii) union or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock option or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) any contract, agreement or other instrument or undertaking which is not terminable by Decorate or JBE without additional payment or penalty within sixty (60) days and obligates Decorate or JBE for payments or other consideration for a value in excess of Ten Thousand Dollars ($10,000.00), (v) contract, agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect to such assets), (vi) contract containing covenants which limit the ability of Decorate or JBE to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Decorate or JBE may carry on its business, or (vii) other executory material agreement. Except as set forth in the Decorate Disclosure Letter, neither Decorate nor JBE is in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to Decorate, JBE or their properties or assets, except for any such Violations that would not, individually or in the aggregate, have a Decorate Material Adverse Effect, and neither Decorate nor JBE has knowledge of (i) events that with notice or the passage of time would constitute a Violation, (ii) a Violation of any third party, or (iii) intent of any third party to terminate.

         5.10 Benefit Plans.

                  (a) The Decorate Disclosure Letter lists (i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option, fringe benefit and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, (iii) each health, welfare, disability, vacation, leave, perquisite or executive plan, program, policy or practice, and (iv) every other employee benefit plan (within the meaning of Section 3 of ERISA) (collectively "Decorate Benefit Plans") which Decorate or JBE maintains or to which Decorate or JBE contributes on behalf of current or former employees. Except as disclosed in the Decorate Disclosure Letter, to the knowledge of Decorate and JBE, all of the Decorate Benefit Plans listed in the Decorate Disclosure Letter comply with all applicable requirements of the Internal Revenue Code, ERISA and all other applicable federal and state laws and regulations, including, without limitation, the reporting and disclosure requirements of ERISA. Each of the Decorate Benefit Plans which is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Code Section 401(a) has been determined by the IRS who so qualify under Code Section 401(a), and, except as disclosed in the Decorate Disclosure Letter, to the knowledge of Decorate and JBE, there exists no circumstances that would adversely affect the qualified status of any such Decorate Benefit Plan under that Section. Except as set forth in the Decorate Disclosure Letter, there is no pending or, to the knowledge of Decorate or JBE, threatened litigation, governmental proceeding or investigation against or relating to any Decorate Benefit Plan, and to the knowledge of Decorate and JBE, there is no reasonable basis for any material proceedings, claims, actions or proceedings against Decorate or JBE, any Decorate Benefit Plan, or any fiduciary of any Decorate Benefit

         Plan. Except as set forth in the Decorate Disclosure Letter, neither Decorate, JBE, nor any party in interest (as defined in Section 3(14) of ERISA and Code Section 4975(e)) nor any Decorate Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Code Section 4975(c)), and no Decorate Benefit Plan has engaged in a transaction involving the purchase or sale of employer securities by such Plan from or to a "disqualified person" (within the meaning of Code Section 4975), other than pursuant to an exemption provided therein. All Decorate Benefit Plans that are group health plans, within the meaning of Code Section 4980B or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Code Section 4980B and
         Section 601 of ERISA to the extent such requirements are applicable.

                  (b) There has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any Decorate Benefit Plan that is not reflected in the text of the Decorate Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose employees are covered by such Decorate Benefit Plan. Except as expressly provided by applicable law where the terms of a Decorate Benefit Plan, no condition exists that would prevent the amendment or termination of any Decorate Benefit Plan with respect to any employee.

                  (c) Decorate and JBE have delivered to  GuildMaster  copies of
         (i) each Decorate Benefit Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each Decorate Benefit Plan for which they are required,
         (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Decorate Benefit Plan, (iv) the most recent Annual Reports (Form 5500 Series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Decorate Benefit Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each Decorate Benefit Plan that is intended to qualify under Code
         Section 401, (vi) the most recent available financial statements for each Decorate Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Decorate Benefit Plan for which audited financial statements are required by ERISA.

                  (d) The Decorate Disclosure Letter describes any obligation that Decorate and JBE have to provide health and welfare benefits to retirees or other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Code Section 4980B) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

         5.11 Insurance. Decorate and JBE are presently insured for reasonable amounts with financially sound and reputable insurance companies against such risks as, to the knowledge of Decorate and JBE, companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Decorate and JBE have no liability for material unpaid premiums or premium adjustments not properly reflected on the Decorate Financial Statements and no notice of cancellation or termination has been received by Decorate or JBE with respect to any material insurance policy currently in effect. Except as disclosed in the Decorate Disclosure Letter, neither Decorate nor JBE has been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         5.12 Absence of Certain Changes or Events. Except as disclosed in the Decorate Disclosure Letter, and except as contemplated by this Agreement, from and after January 1, 2001 through the date of this Agreement:

                  (a) Decorate and JBE have carried on their business only in the ordinary and usual course consistent with past practices,

                  (b)  Neither  Decorate  nor JBE has  amended  its  articles of
         incorporation   (other  than  to   effectuate   the   conversion   from
         Decorize.com, L.L.C. to Decorate, Inc.),

                  (c) Neither Decorate nor JBE has granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization,

                  (d) Neither Decorate nor JBE has declared, set aside, or paid any dividend or other distribution in respect to any of its capital stock,

                  (e) Neither Decorate nor JBE has issued or sold any of its capital stock, or issued or sold any corporate debt securities or otherwise incurred debt which would be classified as long term on the balance sheet,

                  (f) Neither Decorate nor JBE has (i) incurred any material obligations or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or (ii) mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties,

                  (g) Neither Decorate nor JBE has discharged or set aside any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business,

                  (h) Neither Decorate nor JBE has sold, assigned, transferred, leased, exchanged, or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets,

                  (i) Neither Decorate nor JBE has increased the rate of compensation of, or paid any bonus to, any of its directors or officers, except merit or promotion increases in accordance with existing policies; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract not heretofore provided to GuildMaster; adopted, entered into, terminated, amended or modified any Decorate Benefit Plan in respect to any of its present or former directors, officers or other employees; or agreed to any of the foregoing,

                  (j) Neither Decorate nor JBE has suffered any material damage, destruction or loss as a result of fire, accident, casualty, labor trouble, or taking of property by any government or any agency of any government, flood, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance,

                  (k) Neither Decorate nor JBE has cancelled or compromised any debt to the extent exceeding Ten Thousand Dollars ($10,000.00) owed to Decorate or JBE or claim to an extent exceeding Ten Thousand Dollars ($10,000.00) asserted by Decorate or JBE,

                  (l) Neither Decorate nor JBE has entered, or agreed to enter, into any agreement or arrangement granting any right of refusal or other preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such material assets, properties or rights,

                  (m) There has not been any transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Decorate Material Adverse Effect, and

                  (n) There has not been any material change in the method of accounting or accounting practices of Decorate or JBE, except as required by generally accepted accounting principles. Except as set forth in the Decorate Disclosure Letter, neither Decorate nor JBE has knowledge of the announced or anticipated resignation of any executive officer or key employee of Decorate or JBE. From and after the date of the latest Decorate Financial Statement, through the date of this Agreement, no customers of Decorate or JBE have indicated to Decorate or JBE that they will stop or decrease the rate of business done with Decorate or JBE (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a Decorate Material Adverse Effect.

         5.13 Properties, Leases and Other Agreements. Except (i) as may be reflected in the Decorate Financial Statements, (ii) for any lien for current taxes not yet delinquent, and (iii) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value of personal or real property reflected in the Decorate Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, Decorate and JBE have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the Decorate Financial Statements, and all personal and real property acquired since the date of such Statements, except such personal and real property as has been disposed of in the ordinary course of business. The Decorate Disclosure Letter lists all acquisitions or dispositions of capital assets planned as of the date of this Agreement by Decorate and JBE, other than individual transactions with a value not in excess of $10,000.00 each. Substantially all Decorate's and JBE's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. The Decorate Disclosure Letter contains a brief description, including terms, of each lease for real or personal property to which Decorate or JBE is a party. Decorate and JBE, as lessees, have a valid and existing leasehold interest under each of such leases, true and correct copies of which Decorate and JBE have delivered to GuildMaster. There is not, under any of such leases relating to real property or any other material leases, any material existing default by Decorate or JBE, to the knowledge of Decorate or JBE, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default. Decorate and JBE own, or have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (tangible or intangible) that are used or required for use in the operation of the business as currently conducted.

         5.14 Patents, Trademarks and Trade Names. The Decorate Disclosure Letter sets forth a correct and complete list of (i) all patents, trademarks, trade names and registered copyrights owned by Decorate and JBE which are material to their business taken as a whole (collectively, the "Decorate Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by Decorate and JBE in their business which are material to their business taken as a whole and are used pursuant to a license or other right granted by a third party (collectively the "Decorate Licensed Intellectual Property", and together with the Decorate Proprietary Intellectual Property herein referred to as the "Decorate Intellectual Property"). Decorate and JBE own or have the right to use pursuant to valid and effective agreements, all Decorate Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims are pending or, to the best knowledge of Decorate and JBE, threatened against Decorate and JBE by any person with respect to the use of any Decorate Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same. The current use by Decorate and JBE of the Decorate Intellectual Property does not infringe on the rights of any person, except for such infringements which in the aggregate could not reasonably be expected to have a material adverse effect upon Decorate's or JBE's ownership or use of the Decorate Intellectual Property. There are no pending claims or charges brought by Decorate or JBE against any person with respect to the use of any Decorate Intellectual Property or the enforcement of any of Decorate's or JBE rights relating to the Decorate Intellectual Property.

         5.15 Votes Required. The shareholders of Decorate and JBE have approved this Agreement and the transactions contemplated hereby.

         5.16 Tax Matters. To the knowledge of Decorate and JBE, neither Decorate, JBE, nor any of their affiliates has through the date hereof taken or agreed to take any action that would prevent the Merger from qualifying as one or more reorganizations under Code Section 368(a)(1).

         5.17 Condition of Assets. The improvements, equipment, furniture, fixtures, inventory and tangible personal property owned, leased or held by Decorate and JBE for use in their business and operations are in the aggregate in such condition and repair as are consistent with and suitable for their present uses and there are no defects in of the assets used in the business and operations of Decorate or JBE which individually or in the aggregate would have, or could reasonably be expected to have, a Decorate Material Adverse Effect.

         5.18 Inventory. All inventories of Decorate and JBE are of good, useable and merchantable quality in all material respects and, except as set forth in the Decorate Disclosure Letter, do not include obsolete or discontinued items. All inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business.

         5.19 Accounts Receivable. All receivables of Decorate and JBE (including accounts receivable, loan receivable and advances) which are reflected in the Decorate Financial Statements, and all such receivables which shall have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of Decorate's or JBE's business and shall be (or have been) fully collected when due, or in the case of each such account receivable within ninety (90) days after it arose, without resort to litigation, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with Decorate's and JBE's prior practices as reflected on the Decorate Financial Statements.

         5.20 Customers. Neither Decorate nor JBE has received any notice or has reason to believe that any significant customer of Decorate or JBE (a) has ceased, or will cease, to use the products, goods or services of Decorate or JBE, (b) has substantially reduced or will substantially reduce, the use of products, goods or services of Decorate or JBE, or (c) has sought, or is seeking, to reduce the price it will pay for products, goods or services of Decorate or JBE, including in each case after the consummation of the transactions contemplated hereby.

         5.21 Full Disclosure. The representations and warranties of Decorate or JBE contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Decorate or JBE which has not been disclosed to GuildMaster pursuant to this Agreement, and the Decorate Disclosure Letter, all taken together as a whole, which would reasonably be expected to have a Decorate Material Adverse Effect or a material adverse effect on the ability of Decorate or GuildMaster to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                 CERTAIN COVENANTS AND AGREEMENTS OF GUILDMASTER

         6.1 Affirmative Covenants. GuildMaster hereby covenants and agrees with Decorate and JBE that prior to the Effective Time or until the earlier termination or abandonment of this Agreement in accordance with its terms, unless the prior written consent of Decorate and JBE shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, it will:

                  (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

                  (b) preserve substantially intact its business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices, unless otherwise required by the terms of this Agreement), and maintain its rights and franchises, and use its reasonable best efforts to retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers;

                  (c) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the GuildMaster Financial Statements applied on a consistent basis, except as may be required to implement changes in the generally accepted accounting principles;

                  (d) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                  (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                  (f) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

                  (g) conduct its business in a manner but does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a GuildMaster Material Adverse Effect.

         6.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof unto the Effective Time, GuildMaster shall not do, without the prior written consent of Decorate and JBE (which shall not be unreasonably withheld), any of the following:

                  (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                  (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice, or increases which are not material,
         (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                  (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock;

                  (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with, any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, or other business; (iv) liquidate, sell dispose of, or encumber any assets or acquire any assets, except in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                  (f) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to Decorate and JBE;

                  (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                  (h) with respect to properties leased by GuildMaster, renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with Decorate and JBE;

                  (i) change any of its methods of accounting in effect at December 31, 2000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2000, except as may be required by law or generally accepted accounting principles;

                  (j) take action which would or is reasonably likely to adversely affect GuildMaster's ability to perform its covenants and agreements under this Agreement; or

                  (k) agree in writing or otherwise to do any of the foregoing.

         6.3 Access and Information. Upon reasonable prior notice, GuildMaster shall afford to Decorate's and JBE's officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective Time, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of GuildMaster, including without limitation all books of account, tax records, minute books of directors' and stockholders' meetings, contracts and agreements, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Decorate or JBE may have a reasonable interest. During such period, GuildMaster shall furnish promptly to Decorate and JBE (i) the monthly financial statements of GuildMaster (as prepared by GuildMaster in accordance with its normal accounting procedures) promptly after such financial statements are available, (ii) a summary of any action taken by the Board of Directors, or any committee thereof, of GuildMaster, (iii) minutes of the GuildMaster Board of Directors meetings and the reports of management of GuildMaster customarily provided to its Board of Directors, and (iv) all other information concerning its business, properties and personnel as Decorate and JBE may reasonably request. During such period, GuildMaster shall instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of Decorate's and JBE's officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by Decorate and JBE to such individuals.

         6.4 Update Disclosure; Breaches.

                  (a) From and after the date hereof until the Effective Time, GuildMaster shall promptly update the GuildMaster Disclosure Letter by notice to Decorate and JBE to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Decorate and JBE to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                  (b) GuildMaster shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein or which would cause any of the conditions to the obligations of any party set forth in Article IX hereof not to be satisfied, give prompt written notice thereof to Decorate and use its best efforts to prevent or promptly remedy the same.

         6.5 Tax Treatment. GuildMaster will use its best efforts to cause the Merger to qualify as one or more reorganizations under Code Section 368(a)(1).

                                   ARTICLE VII
              CERTAIN COVENANTS AND AGREEMENTS OF DECORATE AND JBE

         7.1 Affirmative Covenants. Decorate and JBE hereby covenant and agree with GuildMaster and the GuildMaster Shareholders that prior to the Effective Time, unless the prior written consent of GuildMaster shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, they will:

                  (a) operate their business only in the usual, regular and ordinary course consistent with past practices;

                  (b) preserve substantially intact their business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices unless otherwise required by the terms of this Agreement), and maintain their rights and franchises, and use their reasonable best efforts to retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain their relationships with customers.

                  (c) maintain their corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Decorate Financial Statements applied on a consistent basis, except as may be required to implement changes in generally accepted accounting principles;

                  (d) maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                  (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by them;

                  (f) perform in all material respects all obligations required to be performed by them under all material contracts, leases, and documents relating to or affecting their assets, properties, and business; and

                  (g) conduct their business in a manner that does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Decorate Material Adverse Effect.

         7.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, neither Decorate nor JBE shall do, or agree or commit to do, without the prior written consent of GuildMaster (which shall not be unreasonably withheld) any of the following:

                  (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                  (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice, or increases which are not material,
         (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                  (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock;

                  (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with, any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, or other business; (iv) liquidate, sell dispose of, or encumber any assets or acquire any assets, except in the ordinary course of its business consistent with past practice; or (v) except as provided herein, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                  (f) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to GuildMaster or the GuildMaster Shareholders;

                  (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                  (h) with respect to properties leased by Decorate or JBE, renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with GuildMaster;

                  (i) change any of its methods of accounting in effect at December 31, 2000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2000, except as may be required by law or generally accepted accounting principles;

                  (j) take action which would or is reasonably likely to adversely affect Decorate's ability to perform its covenants and agreements under this Agreement; or

                  (k) agree in writing or otherwise to do any of the foregoing.

         7.3 Access and Information. Upon reasonable prior notice Decorate and JBE shall afford to GuildMaster's officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective Time, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Decorate and JBE, including without limitation all books of account, tax records, minute books of members', directors' and stockholders' meetings, contracts and agreements, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which GuildMaster may have a reasonable interest. During such period, Decorate and JBE shall furnish promptly to GuildMaster (i) the monthly financial statements of Decorate (as prepared by Decorate and JBE in accordance with their normal accounting procedures) promptly after such financial statements are available;
(ii) a summary of any action taken by the Board of Directors, or any committee thereof, of Decorate and JBE; (iii) minutes of the Decorate and JBE Boards of Directors meetings and the reports of management of Decorate and JBE customarily provided to their respective Boards of Directors; and (iv) all other information concerning its business, properties and personnel as GuildMaster may reasonably request. During such period, Decorate and JBE shall instruct their officers, employees, counsel and accountants to be available for, and respond to any questions of, GuildMaster's officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by GuildMaster to such individuals.

         7.4 Update Disclosure; Breaches.

                  (a) From and after the date hereof until the Effective Time, Decorate and JBE shall promptly update the Decorate Disclosure Letter by notice to GuildMaster to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of GuildMaster or the GuildMaster Shareholders to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                  (b) Decorate and JBE shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of their representations or agreements contained or referred to herein or which would cause any of the conditions to the obligations of any party set forth in Article IX not to be satisfied, give prompt written notice thereof to GuildMaster and use their best efforts to prevent or promptly remedy the same.

         7.5 Tax Treatment. Decorate and JBE will use their best efforts to cause the Merger to qualify as one or more reorganizations under Code ss.368(a)(1). Following the Merger, neither Decorate nor JBE will take any action the effect of which will prevent the Merger from qualifying as one or more reorganizations under Code ss.368(a)(1).

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         8.1 Brokers or Finders. Each of the Constituent Corporations represents, as to itself, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of the Constituent Corporations respectively agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         8.2 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest JBE with full title to all properties, assets, rights and franchises of GuildMaster, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         8.3 Expenses.

                  (a) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Except as otherwise provided herein, all Expenses incurred by a party in connection with or related to the authorization, preparation and execution of this Agreement and the Merger, and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         9.1 Conditions to Obligations of Decorate and JBE. The obligation of Decorate and JBE to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by Decorate:

                  (a) Representations and Warranties. (i) Each of the representations and warranties of GuildMaster and the GuildMaster Shareholders set forth in this Agreement, without giving effect to any update to the GuildMaster Disclosure Letter or notice to Decorate and JBE under Section 6.4 hereof, shall be true and correct as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Decorate and JBE shall have received a certificate to such effect signed on behalf of GuildMaster by its chief executive officer.

                  (b) Performance of Obligations of GuildMaster. GuildMaster shall have performed in all material respects each of the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Decorate and JBE shall have received a certificate to such effect signed on behalf of GuildMaster by its chief executive officer.

                  (c) Consents Under Agreements. GuildMaster shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by JBE pursuant to the Merger to any obligation, right or interest of GuildMaster under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a GuildMaster Material Adverse Effect, whether prior to or following the consummation of the transactions contemplated hereby.

                  (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of GuildMaster other than any such change attributable to or resulting from any change in law or generally accepted accounting principles which impairs both GuildMaster and Decorate in a substantially similar manner, and Decorate and JBE shall have received a certificate to such effect signed on behalf of GuildMaster by its chief executive officer.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Decorate, JBE, GuildMaster or any affiliate, associate, officer or director of either of them seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

                  (f) No Violation of Securities Laws. The consummation of the transaction contemplated hereby will not violate applicable securities laws of the United States and applicable states, including Missouri.

         9.2 Conditions to Obligations of GuildMaster and GuildMaster Shareholders. The obligations of GuildMaster and the GuildMaster Shareholders to effect the Merger are subject to the satisfaction of the following conditions, unless waived by GuildMaster and the GuildMaster Shareholders:

                  (a) Representations and Warranties. (i) Each of the representations and warranties of Decorate and JBE set forth in this Agreement, without giving effect to any update to the Decorate
         Disclosure Letter or notice to GuildMaster pursuant to Section 7.4, shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) GuildMaster shall have received a certificate to such effect signed on behalf of Decorate by their chief executive officers.

                  (b) Performance of Obligations of Decorate and JBE. Decorate and JBE shall have performed in all material respects each of the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and GuildMaster shall have received a certificate to such effect signed on behalf of Decorate and JBE by their chief executive officers.

                  (c) Consents Under Agreements. Decorate and JBE shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Decorate Material Adverse Effect whether prior to or following the consummation of the transactions contemplated hereby.

                  (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of Decorate or JBE other than any such change attributable to or resulting from any change in law, or generally accepted accounting principles which impairs both GuildMaster, Decorate and JBE in a substantially similar manner, and GuildMaster shall have received a certificate to such effect signed on behalf of Decorate and JBE by their chief executive officers.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Decorate, JBE or GuildMaster or any affiliate, associate, officer or director or any of them seeking to restrain, enjoin, prevent, change or resend the transactions contemplated hereby or questioning the validity or legality of any such transactions.

                  (f) No Violation of Securities Laws. The consummation of the transaction contemplated hereby will not violate applicable securities laws of the United States and applicable states, including Missouri.

                  (g) Employment Agreements. The GuildMaster Shareholders and Decorate shall have executed and delivered the employment agreements in the form as attached hereto as Exhibits "C" and "D", and made a part hereof by this reference.

                  (h)  Repayment  of  Officer  Loan.  As  of  the  date  hereof,
         GuildMaster is indebted to James K. Parsons in the amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000.00) (the "Parsons Indebtedness"). Concurrent with the Merger, Decorate shall execute and deliver to James K. Parsons its promissory note in the amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000.00), in the form as attached hereto as Exhibit "E", and made a part hereof by this reference (the "Parsons Note").

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination and Abandonment. This Agreement and the Merger may be terminated at any time prior to the Effective Time:

                  (a)  by  mutual   agreement  of  the  Board  of  Directors  of
         GuildMaster and Decorate;

                  (b) by Decorate or GuildMaster (i) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of GuildMaster, on the one hand, or Decorate or JBE, on the other hand, as set forth in this Agreement, or (ii) if the representations and warranties of GuildMaster, on the one hand, or Decorate or JBE, on the other hand, shall be discovered to have become materially untrue in the aggregate; or

                  (c) by Decorate or GuildMaster if the Merger shall not have occurred by the close of business on or before sixty (60) days from the date hereof (the "Termination Date").

         10.2 Effect of Termination. In the event of termination of this Agreement by GuildMaster or Decorate as provided in Section 10.1 hereof, this Agreement and the Merger shall forthwith become void and there shall be no liability or obligation on the part of a Constituent Corporation or their respective officers or directors except (a) with respect to Sections 8.1 and 8.3 hereof, and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         10.3 Extension; Waiver. At any time prior to the Effective Time, Decorate and GuildMaster, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         10.4 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Indemnification by GuildMaster Shareholders. The GuildMaster Shareholders shall indemnify, defend and hold Decorate and JBE harmless from and against any liability, loss, cost, expense (including, without limitation, attorney fees) or other damage (collectively "Losses") incurred by Decorate and JBE relating to, arising out of or in connection with any breach of any representation, warranty or covenant of GuildMaster and the GuildMaster Shareholders contained in this Agreement. The obligations of the GuildMaster Shareholders to indemnify and hold Decorate and JBE harmless shall be several and not joint, and shall be in accordance with their proportionate interests in GuildMaster immediately prior to the Effective Time. In no event shall the obligation of the GuildMaster Shareholders under this Section 11.1 exceed, in the aggregate, the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

         11.2 Indemnification by Decorate and JBE. Decorate and JBE shall indemnify, defend and hold the GuildMaster Shareholders from and against any Losses incurred by the GuildMaster Shareholders relating to, arising out of or in connection with any breach of any representation, warranty or covenant of Decorate or JBE contained in this Agreement. In no event shall the obligation of Decorate and JBE under this Section 11.2 exceed, in the aggregate, the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

         11.3 Indemnification Procedure. If any party entitled to indemnification hereunder (each, an "Indemnified Party") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (each, an "Indemnifying Party") is obligated to indemnify pursuant hereto, the Indemnified Party shall promptly give the Indemnifying Party notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnified Party in connection therewith. The Indemnifying Party may elect to compromise or defend, at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If: (a) the Indemnifying Party elects not to compromise or defend against the asserted liability; (b) the Indemnified Party reasonably determines that the Indemnifying Party's counsel has a conflict of interest with the Indemnified Party or that the Indemnifying Party or its counsel is not diligently defending the claim; or (c) the Indemnifying Party fails to notify the Indemnified Party of its election to compromise or defend such asserted liability as provided herein, then the Indemnified Party may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability at the Indemnifying Party's expense, and such settlement shall be binding on the Indemnifying Party for purposes of this Agreement. Notwithstanding the foregoing, neither the Indemnifying Party or the Indemnified Party may settle or compromise any claim over the reasonable good faith objection of the other. In any event, the Indemnifying Party and the Indemnified Party may each participate, at its own expense, in the defense against the claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         11.4 Indemnification Limits. The Indemnified Party shall not be entitled to any indemnification under this Agreement for any breach of any representation or warranty unless and until the claim or claims by the Indemnified Party for any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages to be indemnified by the Indemnifying Party pursuant to this Agreement for breaches of representations and warranties exceed an aggregate of Ten Thousand Dollars ($10,000.00), but shall thereafter be entitled to indemnification for the full amount of any such claim or claims, including the first Ten Thousand Dollars ($10,000.00) of such claim or claims.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Survival of Representations, Warranties and Agreements. The covenants and agreements of the parties set forth herein to be performed following the Effective Time shall survive the Effective Time and remain in full force and effect until performed or waived by the appropriate parties hereto. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, but only to the extent specified below:

                  (a)   Except   as  set  forth  in  clause   (b)   below,   the
         representations and warranties shall survive for a period of three (3) years following the Closing Date; and

                  (b) The representations  and warranties  contained in Sections
         4.6(b),   4.8,  4.13,  5.6(b),  5.8  and  5.13  shall  survive  without limitation.

         12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by nationally recognized overnight courier service, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to GuildMaster or the GuildMaster Shareholders:

                                               GuildMaster, Inc.
                                               211 South Union Street, Suite F
                                               Springfield, MO  65802



                  (b) if to Decorate or JBE:

                                               Decorate, Inc.
                                               211 South Union Street, Suite F
                                               Springfield, MO  65802

         12.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         12.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         12.5 Amendment. This Agreement may not be amended, modified or supplemented except by written agreement by the parties hereto.

         12.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         12.7 Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement.

         12.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; except that Decorate may assign its rights hereunder to any financial institution (and its successors and assigns) extending credit to Decorate in connection with this transaction. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         12.9 Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

         12.10 Confidentiality. Except for information that is available to the public, all information concerning GuildMaster and its customers made available to or in the possession of Decorate or JBE shall be kept as confidential. Except for information that is available to the public, all information concerning Decorate and JBE, and their customers made available to or in the possession of GuildMaster shall be kept as confidential.

         IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the GuildMaster Shareholders have executed this Agreement, all as of the date first written above.



(Corporate Seal)                             GUILDMASTER, INC.

ATTEST:

                                              By
-----------------------------                    -------------------------------
Secretary/Assistant Secretary
                                                        "GuildMaster"




                                              JB EXPRESS, INC.


                                              By
                                                 ------------------------------

                                                           "JBE

(Corporate Seal)                              DECORATE, INC.

ATTEST:
                                              By
-----------------------------                    ------------------------------
Secretary/Assistant Secretary
                                                           "Decorate"


                                              ----------------------------------
                                              James K. Parsons


                                              ----------------------------------
                                              Ellen L. Parsons


                                              ----------------------------------
                                              Jon T. Baker


                                                 "GuildMaster Shareholders"

                                   EXHIBIT "A"


TO:      MATT BLUNT
         Secretary of State
         State of Missouri
         Corporations Division
         P.O. Box 778
         Jefferson City, MO  65102


                     ARTICLES OF MERGER OF GUILDMASTER, INC.
                              INTO JB Express, INC.


         Pursuant to the provisions of The General and Business Corporation Law of Missouri, GuildMaster, Inc., a Missouri corporation ("GuildMaster") and JB Express, Inc., also a Missouri corporation ("JBE") (GuildMaster and JBE hereinafter sometimes referred to collectively as the "Constituent Corporations") certify the following:

         1. GuildMaster is hereby merged with and into JBE, so that JBE is the surviving corporation. The name of the surviving corporation is JB Express, Inc.

         2. The Board of Directors of each of the Constituent Corporations has met, and by resolution adopted by a majority vote of the members of such Boards, have approved the Plan of Merger as set forth in these Articles.

         3. The Plan of Merger thereafter was submitted to a vote at the meeting of the shareholders of each of the Constituent Corporations, and at such meeting the following votes were recorded:

                  (a) GuildMaster has outstanding 50,000 shares of common stock, par value $1.00 per share, and has no other shares of stock outstanding. All of its shares of common stock were voted for the Plan of Merger and none of its shares of common stock was voted against the Plan of Merger.

                  (b) JBE has outstanding 500 shares of common stock, par value $.01 per share, and has no other shares of stock outstanding. All of its shares of common stock were voted for the Plan of Merger and none of its shares of common stock was voted against the Plan of Merger.

         4. The Plan of Merger consists of the following:

                  (a) JB Express, Inc., a Missouri corporation, is the surviving corporation.

                  (b) All of the property, rights, privileges, leases and patents of GuildMaster are to be transferred to and become the property of JBE, the survivor. The officers and Board of Directors of GuildMaster and JBE are authorized to execute all deeds, assignments and documents of every nature that may be needed to effectuate a full and complete transfer of ownership.

                  (c) The officers and Board of Directors of JBE shall continue in office until their successors are duly elected and qualified under the provisions of the By-Laws of the surviving corporation.

                  (d) Each share of common stock of JBE issued and outstanding immediately prior to the merger shall remain issued and outstanding from and after the merger.

                  (e) JBE is the wholly owned subsidiary of Decorate, Inc., a Missouri corporation ("Decorate"). Each share of GuildMaster common stock issued and outstanding shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Decorate, fully paid and nonassessable, and a promissory note from Decorate, as follows:

                           (i) With  respect to 7,500  shares of common stock of
                  GuildMaster held by Jon T. Baker, he shall receive the promissory note of Decorate in the principal amount of $375,000.00 ($50.00 per share); and

                           (ii) With  respect to the balance of shares of common
                  stock of GuildMaster held by the shareholders of GuildMaster, said GuildMaster shareholders shall receive 5.252 shares of common stock of Decorate for each share of GuildMaster common stock.

         5. The Articles of Incorporation of the surviving corporation are not amended.

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereinafter acknowledged.

                                         GUILDMASTER, INC.
(CORPORATE SEAL)

                                         By:
                                            -----------------------------------
ATTEST:                                        [Signature]                Date


---------------------------------        ---------------------------------------
Secretary/Assistant Secretary                     [Print or Type Name]


                                         ---------------------------------------
                                                         [Title]


                                                       "GuildMaster"



                                                     JB EXPRESS, INC.
(CORPORATE SEAL)


ATTEST:                                  By:
                                            -----------------------------------
                                               [Signature]                Date

---------------------------------        ---------------------------------------
Secretary/Assistant Secretary                     [Print or Type Name]


                                         ---------------------------------------
                                                         [Title]


                                                           "JBE"

STATE OF MISSOURI          )
                           )  ss.
COUNTY OF __________       )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of _________________, 2001, personally appeared before me __________________________________, who being by me first duly sworn, declared that he is the President of GuildMaster, Inc., a Missouri corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.



                                           ------------------------------------
                                                       Notary Public
My commissions expires:

-----------------------

STATE OF MISSOURI          )
                           )  ss.
COUNTY OF __________       )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of _________________, 2001, personally appeared before me __________________________________, who being by me first duly sworn, declared that he is the President of JB Express, Inc., a Missouri corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.


                                           ------------------------------------
                                                       Notary Public
My commissions expires:


-----------------------

                                   EXHIBIT "B"


$375,000.00                                                Springfield, Missouri
                                                                 May _____, 2001

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, Decorate, Inc., a Missouri corporation (hereinafter "Borrower") hereby promises to pay to the order Jon T. Baker (hereinafter "Creditor"), the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), with interest thereon from the date hereof at the rate per annum 1% in excess of the prime rate as quoted in The Wall Street Journal (the "Prime Rate"), said rate to change as and when said Prime Rate changes, on the ______ day of May, 2002.

         All payments received with respect to this Note shall first be applied to interest accrued on the principal balance, and the remainder shall be applied to principal.

         Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         In the event of default, Borrower agrees to pay all costs of collection, including a reasonable attorney fee, if this Note is placed in the hands of an attorney for collection or if suit is filed thereon.

         Borrower shall have the privilege of making cash payments in addition to those called for in this Note at any time without penalty.

         Payments   on  this   Note   shall   be  paid   to  the   Creditor   at
_____________________, or such other address as he or any other holder of this Note may direct in writing.

         Pursuant to RSMo.ss. 432.045, the Creditor hereby gives the following notice to the Borrower:

                  "Oral agreements or commitments to loan money, extend credit or to forebear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it."

         IN WITNESS WHEREOF, the Borrower, by its duly authorized officers, has executed this Note as of the _______ day of May, 2001.



                                                 DECORATE, INC.


                                                 By:
                                                     --------------------------

                                   EXHIBIT "C"

                              EMPLOYMENT AGREEMENT

         This   Agreement   ("Agreement")   is   made   this   ______   day   of
_________________, 2001, by and between Decorate, Inc., a Missouri corporation ("Corporation"), and Jon T. Baker ("Employee").

         WHEREAS, the Corporation is engaged in the manufacturing and marketing of innovative and fashion-forward decorative accessories, accent furniture, lamps and wall decor; and

         WHEREAS, in accordance with the provisions of that certain Agreement and Plan of Merger dated May _____, 2001, by and among GuildMaster, Inc., a Missouri corporation ("GuildMaster"), JB Express, Inc., a subsidiary of the Corporation ("JBE"), James K. Parsons, Ellen L. Parsons, Jon T. Baker, and the Corporation, of even date herewith, GuildMaster has merged with and into JBE, and following the merger JBE shall operate the business conducted by GuildMaster prior to the merger; and

         WHEREAS, the Corporation desires to retain the services of the Employee in the capacity of its President;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         Section 1. Employment. The Corporation agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

         Section 2. Duties. The Employee shall serve as President of the Corporation, with such duties as are customarily associated with such position. The Employee shall be responsible for day-to-day operations, strategic planning, and implementation of the Corporation's business.

         Section 3. Extent of Services. The Employee shall devote the majority of his working time, attention, and energies to the performance of his duties described herein. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at the Corporation's office in Springfield, Missouri, or at such other place or places and at such times as the needs of the Corporation may from time-to-time dictate.

         Section 4. Term. The Term of this Agreement shall begin on __________________, 2001 ("Effective Date"), and shall continue for a three (3) year period (the "Term"). The parties presently anticipate that the employment relationship may continue beyond this three (3) year term, however, this Agreement shall not give the Employee any enforceable right to employment beyond this Term.

         Section 5.  Compensation.

         5.1 Base Compensation. The Employee will receive a base salary of One Hundred Sixty Thousand Dollars ($160,000.00)per year, payable in equal monthly installments during the Term of this Agreement. Bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

         5.2. Benefits. The Employee and his immediate family shall receive medical insurance and other fringe benefits provided to full time employees of the Corporation.

         5.3 Expenses. The Corporation shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties. The Corporation shall provide the Employee with suitable office facilities, equipment, supplies and staff.

         5.4 Equity Compensation. In the event the Employee is employed by the Corporation pursuant to the terms of this Agreement as of the second (2nd) anniversary date of this Agreement (hereinafter referred to as the "Determination Date"), as of the Determination Date the Corporation shall issue to the Employee shares of Common Stock of the Corporation, fully paid and non-assessable ("Bonus Shares") having a market value as of the Determination Date of not less than the following amounts, based upon the cumulative pre-tax profits of JBE as of the Determination Date:

--------------------------------------- --------------------------------------
Cumulative Pre-Tax Profits of JBE        Market Value of Bonus Shares
as of Determination Date                 to be Issued to Employee
--------------------------------------- --------------------------------------

Less than $700,000.00                          -0-
--------------------------------------- --------------------------------------

$700,000.00 - $899,999.00                  $100,000.00
--------------------------------------- --------------------------------------

$900,000.00 - $1,099,999.00                $150,000.00
--------------------------------------- --------------------------------------

$1,100,000.00 or More                      $250,000.00
--------------------------------------- --------------------------------------

         The issuance of the Bonus Shares to the Employee shall be governed by the following general terms and conditions:

                  5.4.1 Bonus Shares shall be promptly issued to the Employee after the Determination Date and a certificate or certificates for the Bonus Shares shall be issued in the Employee's name. The Employee shall thereupon be a shareholder of all of the shares represented by said certificate or certificates. As such, the Employee will have all of the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions with respect to them.

                  5.4.2 In the event that as of the Determination Date the shares of the same class as the Bonus Shares are then listed on an exchange, the Corporation shall take such action as shall be necessary to cause any Bonus Shares issued pursuant to this Agreement and not previously listed on said exchange to be listed on said exchange. The

         Corporation may require that, in acquiring any Bonus Shares, the Employee agree with, and represent to, the Corporation that the Employee is acquiring such Bonus Shares for the purpose of investment and with no present intent to transfer, sell or otherwise dispose of such shares except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Employee. Such shares shall be transferable thereafter only if, in the opinion of counsel (who shall be satisfactory to the Corporation), such transfer at such time complies with applicable securities laws.

                  5.4.3  The  cumulative   pre-tax  profits  of  JBE  means  the
         non-consolidated gross income of JBE through all periods commencing as of the merger of GuildMaster into JBE, and ending as of the Determination Date, less all administrative, selling and operating expenses of every character allocable to JBE as determined in accordance with generally accepted accounting principals, consistently applied. The determination of the certified public accountants of the Corporation as to the cumulative pre-tax profits of JBE shall be conclusive and binding upon the Corporation and the Employee.

                  5.4.4 In the event that as of the Determination Date the shares of the same class as the Bonus Shares are then listed on an exchange, the "market value" of the Bonus Shares to be issued to the employee shall be the purchase price on the NASDAQ for the ten (10) days preceding the Determination Date, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported high and low price on the Determination Date.

                  5.4.5 If the Employee dies prior to the Determination Date while in the employ of the Corporation, the Corporation shall issue to his estate (or designated beneficiary as provided in Section 5.4.6 hereof) following the Determination Date a prorata portion of the Bonus Shares which would have been issued to the Employee had the Employee remained employed by the Corporation until the Determination Date. The prorata portion shall be determined by a fraction, the numerator of which shall be the number of months the Employee was employed by the Corporation between the date hereof and the Determination Date, and the denominator of which shall be the number of months between the date hereof and the Determination Date.

                  5.4.6 The Employee may file with the Corporation a designation of a beneficiary or beneficiaries on a form to be provided by the Corporation, which designation may be changed or revoked by the Employee's sole action, provided that the change or revocation is filed with the Corporation on a form provided by it. In the event Bonus Shares are issuable to the Employee pursuant to the terms and conditions of this Agreement, but the Employee dies prior to the issuance of the Bonus Shares, any Bonus Shares to be issued to the Employee may be delivered to the beneficiary or beneficiaries so designated by the Employee or, if no beneficiary has been designated or survives the Employee, shall be delivered to, or in accordance with the directions of, the surviving spouse of the Employee, or, if there is no surviving spouse, the personal representative of the Employee's estate.

         Section 6. Termination.

         6.1 For Cause. The Corporation may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Corporation; and (c) any material breach of any of the Employee's obligations hereunder not cured within fifteen (15) days after written notice thereof to Employee. Upon termination for cause, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

         6.2 Upon Death. In the event of the Employee's death during the Term of this Agreement, the Corporation shall be obligated to pay to the Employee's spouse, if living, or their beneficiary as directed in writing by Employee, the full amount of compensation due under the balance of the Term of this Agreement, whether earned or not. Employee's compensation for the full three (3) year Term shall be secured by Corporation in the event of employee's death, through the acquisition of a Key-Man Life Insurance Policy (the "Policy") on the life of the Employee with the Corporation as beneficiary in a death benefit amount not less than the compensation still unpaid for the remainder of the Term. The Policy shall be secured from a not less than AA rated Insurance Company as determined by the Standard & Poors rating system. All expenses associated with the Policy shall be paid by the Corporation. Payment of the full compensation due in the event of death shall be paid within ninety (90) days of Employee's death.

         6.3 Upon Disability. The Corporation may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three (3) consecutive months. Upon termination by reason of the Employee's disability, the

Corporation shall be obligated to pay to Employee all remaining compensation due to Employee over the full term of this Agreement whether earned or not earned. Payment of such compensation shall be made to Employee at such times as would be paid if Employee were not disabled and still employed (i.e. monthly installments over the remaining term of this Agreement).

         6.4 Without Cause. The Corporation may terminate the Employee's employment without cause at any time during the term of this Agreement, and in such event, Corporation shall be obligated to pay to Employee all remaining compensation due to Employee over the full Term of this Agreement whether earned or not earned, within thirty (30) days from Termination.

         6.5 Voluntary Termination by Employee. In the event Employee voluntarily terminates his employment with Corporation during the Term of this Agreement, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of Termination.

         Section 7. Covenant Not to Compete.

         7.1 Covenant. During Employee's employment with Corporation and in the event Employee voluntarily terminates his employment with Corporation during the Term of this Agreement, for a period of two (2) years after the termination date, the Employee shall not:

                  7.1.1 directly or indirectly, either individually or as a principal, partner, agent, employee, employer, joint venturer, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in the United States of America that engages in the manufacturing or importing of innovative and fashion-forward decorative accessories, accent furniture, lamps and wall decor, or that otherwise competes with or is substantially similar in concept, design, format, or otherwise to the business conducted by Corporation on the date hereof or at any time during the term of this covenant, or that provides goods or services, purchases from, or does business in any manner with Corporation.

                  7.1.2 directly or indirectly, either individually or as a principal, partner, agent, employee, employer, joint venturer, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (a) divert or attempt to divert from Corporation any business with any customer or account with which Employee had any contact or association, which was under the supervision of Employee, or the identity of which was learned by Employee as a result of Employee's employment with the Corporation; or
         (b) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent jobber or other person transacting business with the Corporation, or to represent, distribute or sell services or products in competition with services or products of the Corporation; or (c) induce or cause any employee of the Corporation to leave the employ of the Corporation.

         Section 8. Waiver. The waiver by the Corporation of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         Section 9. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

         Decorate, Inc.
         211 South Union Street, Suite F
         Springfield, Missouri  65802
and addressed to the Employee at:

         Jon T. Baker
         __________________________
         __________________________

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

         Section 10. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

         Section 11. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         Section 12. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         Section 13. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         Section 14. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

         Section 15. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

         Section 16. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

         Section 17. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         Section 18. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 19. Parties in Interest. Nothing herein shall be construed to be the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         Section 20. Savings Clause. If any provision of this Agreement, or the application of such provision of any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       DECORATE, INC.


                                       By:
                                       -----------------------------------------

                                                        "Corporation"


                                       -----------------------------------------
                                        Jon T. Baker

                                                        "Employee"

                                   EXHIBIT "D"

                              EMPLOYMENT AGREEMENT

         This   Agreement   ("Agreement")   is   made   this   ______   day   of
_________________, 2001, by and between Decorate, Inc., a Missouri corporation ("Corporation"), and James K. Parsons ("Employee").

         WHEREAS, the Corporation is engaged in the manufacturing and marketing of innovative and fashion-forward decorative accessories, accent furniture, lamps and wall decor; and

         WHEREAS, in accordance with the provisions of that certain Agreement and Plan of Merger dated May _____, 2001, by and among GuildMaster, Inc., a Missouri corporation ("GuildMaster"), JB Express, Inc., a subsidiary of the Corporation ("JBE"), James K. Parsons, Ellen L. Parsons, Jon T. Baker, and the Corporation, of even date herewith, GuildMaster has merged with and into JBE, and following the merger JBE shall operate the business conducted by GuildMaster prior to the merger; and

         WHEREAS, the Corporation desires to retain the services of the Employee in the capacity of its Vice-President;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         Section 1. Employment. The Corporation agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

         Section 2. Duties. The Employee shall serve as Vice President of the Corporation, with such duties as are customarily associated with such position. The Employee shall be responsible for product development, strategic planning, and implementation of the Corporation's business.

         Section 3. Extent of Services. The Employee shall devote the majority of his working time, attention, and energies to the performance of his duties described herein. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at the Corporation's office in Springfield, Missouri, or at such other place or places and at such times as the needs of the Corporation may from time-to-time dictate.

         Section 4. Term. The Term of this Agreement shall begin on __________________, 2001 ("Effective Date"), and shall continue for a three (3) year period (the "Term"). The parties presently anticipate that the employment relationship may continue beyond this three (3) year term, however, this Agreement shall not give the Employee any enforceable right to employment beyond this Term.

         Section 5. Compensation.

         5.1 Base Compensation. The Employee will receive a base salary of One Hundred Forty Thousand Dollars ($140,000.00) per year, payable in equal monthly installments during the Term of this Agreement. Bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

         5.2. Benefits. The Employee and his immediate family shall receive medical insurance and other fringe benefits provided to full time employees of the Corporation.

         5.3 Expenses. The Corporation shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties. The Corporation shall provide the Employee with suitable office facilities, equipment, supplies and staff.

         5.4 Equity Compensation. In the event the Employee is employed by the Corporation pursuant to the terms of this Agreement as of the second (2nd) anniversary date of this Agreement (hereinafter referred to as the "Determination Date"), as of the Determination Date the Corporation shall issue to the Employee shares of Common Stock of the Corporation, fully paid and non-assessable ("Bonus Shares") having a market value as of the Determination Date of not less than the following amounts, based upon the cumulative pre-tax profits of JBE as of the Determination Date:

------------------------------------- ------------------------------------------
Cumulative Pre-Tax Profits JBE as            Market Value of Bonus Shares to be
of Determination Date                         Issued to Employee
------------------------------------- ------------------------------------------

Less than $700,000.00                             -0-
------------------------------------- ------------------------------------------

$700,000.00 - $899,999.00                     $100,000.00
------------------------------------- ------------------------------------------

$900,000.00 - $1,099,999.00                   $150,000.00
------------------------------------- ------------------------------------------

$1,100,000.00 or More                         $250,000.00
------------------------------------- ------------------------------------------

         The issuance of the Bonus Shares to the Employee shall be governed by the following general terms and conditions:

                  5.4.1 Bonus Shares shall be promptly issued to the Employee after the Determination Date and a certificate or certificates for the Bonus Shares shall be issued in the Employee's name. The Employee shall thereupon be a shareholder of all of the shares represented by said certificate or certificates. As such, the Employee will have all of the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions with respect to them.

                  5.4.2 In the event that as of the Determination Date the shares of the same class as the Bonus Shares are then listed on an exchange, the Corporation shall take such action as shall be necessary to cause any Bonus Shares issued pursuant to this Agreement and not previously listed on said exchange to be listed on said exchange. The

         Corporation may require that, in acquiring any Bonus Shares, the Employee agree with, and represent to, the Corporation that the Employee is acquiring such Bonus Shares for the purpose of investment and with no present intent to transfer, sell or otherwise dispose of such shares except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Employee. Such shares shall be transferable thereafter only if, in the opinion of counsel (who shall be satisfactory to the Corporation), such transfer at such time complies with applicable securities laws.

                  5.4.3  The  cumulative   pre-tax  profits  of  JBE  means  the
         non-consolidated gross income of JBE through all periods commencing as of the merger of GuildMaster into JBE, and ending as of the Determination Date, less all administrative, selling and operating expenses of every character allocable to JBE as determined in accordance with generally accepted accounting principals, consistently applied. The determination of the certified public accountants of the Corporation as to the cumulative pre-tax profits of JBE shall be conclusive and binding upon the Corporation and the Employee.

                  5.4.4 In the event that as of the Determination Date the shares of the same class as the Bonus Shares are then listed on an exchange, the "market value" of the Bonus Shares to be issued to the employee shall be the purchase price on the NASDAQ for the ten (10) days preceding the Determination Date, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported high and low price on the Determination Date.

                  5.4.5 If the Employee dies prior to the Determination Date while in the employ of the Corporation, the Corporation shall issue to his estate (or designated beneficiary as provided in Section 5.4.6 hereof) following the Determination Date a prorata portion of the Bonus Shares which would have been issued to the Employee had the Employee remained employed by the Corporation until the Determination Date. The prorata portion shall be determined by a fraction, the numerator of which shall be the number of months the Employee was employed by the Corporation between the date hereof and the Determination Date, and the denominator of which shall be the number of months between the date hereof and the Determination Date.

                  5.4.6 The Employee may file with the Corporation a designation of a beneficiary or beneficiaries on a form to be provided by the Corporation, which designation may be changed or revoked by the Employee's sole action, provided that the change or revocation is filed with the Corporation on a form provided by it. In the event Bonus Shares are issuable to the Employee pursuant to the terms and conditions of this Agreement, but the Employee dies prior to the issuance of the Bonus Shares, any Bonus Shares to be issued to the Employee may be delivered to the beneficiary or beneficiaries so designated by the Employee or, if no beneficiary has been designated or survives the Employee, shall be delivered to, or in accordance with the directions of, the surviving spouse of the Employee, or, if there is no surviving spouse, the personal representative of the Employee's estate.

         Section 6. Termination.

         6.1 For Cause. The Corporation may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Corporation; and (c) any material breach of any of the Employee's obligations hereunder not cured within fifteen (15) days after written notice thereof to Employee. Upon termination for cause, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

         6.2 Upon Death. In the event of the Employee's death during the Term of this Agreement, the Corporation shall be obligated to pay to the Employee's spouse, if living, or their beneficiary as directed in writing by Employee, the full amount of compensation due under the balance of the Term of this Agreement, whether earned or not. Employee's compensation for the full three (3) year Term shall be secured by Corporation in the event of employee's death, through the acquisition of a Key-Man Life Insurance Policy (the "Policy") on the life of the Employee with the Corporation as beneficiary in a death benefit amount not less than the compensation still unpaid for the remainder of the Term. The Policy shall be secured from a not less than AA rated Insurance Company as determined by the Standard & Poors rating system. All expenses associated with the Policy shall be paid by the Corporation. Payment of the full compensation due in the event of death shall be paid within ninety (90) days of Employee's death.

         6.3 Upon Disability. The Corporation may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three (3) consecutive months. Upon termination by reason of the Employee's disability, the

Corporation shall be obligated to pay to Employee all remaining compensation due to Employee over the full term of this Agreement whether earned or not earned. Payment of such compensation shall be made to Employee at such times as would be paid if Employee were not disabled and still employed (i.e. monthly installments over the remaining term of this Agreement).

         6.4 Without Cause. The Corporation may terminate the Employee's employment without cause at any time during the term of this Agreement, and in such event, Corporation shall be obligated to pay to Employee all remaining compensation due to Employee over the full Term of this Agreement whether earned or not earned, within thirty (30) days from Termination.

         6.5 Voluntary Termination by Employee. In the event Employee voluntarily terminates his employment with Corporation during the Term of this Agreement, the Corporation's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of Termination.

         Section 7. Covenant Not to Compete.

         7.1 Covenant. During Employee's employment with Corporation and in the event Employee voluntarily terminates his employment with Corporation during the Term of this Agreement, for a period of two (2) years after the termination date, the Employee shall not:

                  7.1.1 directly or indirectly, either individually or as a principal, partner, agent, employee, employer, joint venturer, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in the United States of America that engages in the manufacturing or importing of innovative and fashion-forward decorative accessories, accent furniture, lamps and wall decor, or that otherwise competes with or is substantially similar in concept, design, format, or otherwise to the business conducted by Corporation on the date hereof or at any time during the term of this covenant, or that provides goods or services, purchases from, or does business in any manner with Corporation.

                  7.1.2 directly or indirectly, either individually or as a principal, partner, agent, employee, employer, joint venturer, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (a) divert or attempt to divert from Corporation any business with any customer or account with which Employee had any contact or association, which was under the supervision of Employee, or the identity of which was learned by Employee as a result of Employee's employment with the Corporation; or
         (b) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent jobber or other person transacting business with the Corporation, or to represent, distribute or sell services or products in competition with services or products of the Corporation; or (c) induce or cause any employee of the Corporation to leave the employ of the Corporation.

                  7.1.3  Notwithstanding  the above  provisions  of this current
         Section 7, the parties agree and acknowledge that the conduct of the current activities of Employee and his spouse, Ellen L. Parsons, in connection with PVI, shall not constitute a violation of this Section 7.

         Section 8. Waiver. The waiver by the Corporation of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         Section 9. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

         Decorate, Inc.
         211 South Union Street, Suite F
         Springfield, Missouri  65802


and addressed to the Employee at:

         James K. Parsons
         __________________________
         __________________________

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

         Section 10. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

         Section 11. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         Section 12. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         Section 13. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         Section 14. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

         Section 15. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

         Section 16. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

         Section 17. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         Section 18. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 19. Parties in Interest. Nothing herein shall be construed to be the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         Section 20. Savings Clause. If any provision of this Agreement, or the application of such provision of any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        DECORATE, INC.


                                        By:
                                           -------------------------------------

                                                     "Corporation"


                                        ----------------------------------------
                                        James K. Parsons

                                                      "Employee"

                                   EXHIBIT "E"

$925,000.00                                                Springfield, Missouri
                                                                  May ____, 2001


                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, Decorate, Inc., a Missouri corporation (hereinafter "Borrower") hereby promises to pay to the order of James K. Parsons (hereinafter "Creditor"), the principal sum of Nine Hundred Twenty-Five Thousand Dollars ($925,000.00), with interest thereon from the date hereof at the rate per annum 1% in excess of the prime rate as quoted in The Wall Street Journal (the "Prime Rate"), said rate to change as and when said Prime Rate changes, on the _____ day of May, 2002.

         All payments received with respect to this Note shall first be applied to interest accrued on the principal balance, and the remainder shall be applied to principal.

         Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         In the event of default, Borrower agrees to pay all costs of collection, including a reasonable attorney fee, if this Note is placed in the hands of an attorney for collection or if suit is filed hereon.

         Borrower shall have the privilege of making cash payments in addition to those called for in this Note at any time without penalty.

         Payments   on  this   Note   shall   be  paid   to  the   Creditor   at
____________________, or such other address as he or any other holder of this Note may direct in writing.

         Pursuant to RSMo.ss. 432.045, the Creditor hereby gives the following notice to the Borrower:

                  "Oral agreements or commitments to loan money, extend credit or to forebear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it."

         IN WITNESS WHEREOF, the Borrower, by its duly authorized officers, has executed this Note as of the _______ day of May, 2001.

                                               DECORATE, INC.


                                               By:
                                                  -----------------------------


                                      E-2